Exhibit 99.1

News Release

Magma Reports Revenue of $123.1 million for Fiscal 2010

SAN JOSE, Calif., May 27, 2010 — Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $33.6 million for its fourth quarter and $123.1 million for its 2010 fiscal year, both ended May 2, 2010.

“Magma is in a much stronger position than a year ago, both in terms of products and financial performance,” said Rajeev Madhavan, Magma chairman and chief executive officer. “Our key product groups – Talus, Titan, FineSim and Quartz – are demonstrating competitive strength and continuing to improve their traction in the market. As to our financial performance in fiscal 2010, we beat all guidance ranges and continued consistent cash generation. We are optimistic as we enter the new fiscal year.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(0.7) million, or $(0.01) per share (basic and diluted), for the fourth quarter, compared to a net loss of $(9.9) million, or $(0.21) per share (basic and diluted), for the year-ago fourth quarter. For fiscal 2010 Magma reported a GAAP net loss of $(3.3) million, or $(0.07) per share (basic and diluted), compared to a net loss of $(129.2) million, or $(2.89) per share (basic and diluted), for fiscal 2009.

Non-GAAP Results

Magma’s non-GAAP net income was $3.7 million for the quarter, or $0.07 per share (basic) and $0.06 per share (diluted), which compares to non-GAAP net income of $3.3 million, or $0.07 per share (basic and diluted), for the year-ago fourth quarter. For fiscal 2010 Magma’s non-GAAP net income was $9.1 million, or $0.18 per share (basic) and $0.17 per share (diluted), compared to the company’s non-GAAP net loss of $(6.5) million, or $(0.15) per share (basic and diluted), for the year-ago fiscal year.

Non-GAAP net income for the fourth quarter and full fiscal year of fiscal 2010 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, acquisition-related expenses, gain on debt extinguishment, charges associated with equity and other investments and related legal expenses, restructuring charges and the related provision for income taxes. Non-GAAP net income for the fourth quarter and full fiscal year of fiscal 2009 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount accretion, acquisition-related expenses, charges associated with equity and other investments, asset impairment charges, restructuring charges and the related provision for income taxes. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the fourth quarter Magma generated cash flow from operations of approximately $2.4 million.

Business Outlook

For Magma’s fiscal 2011 first quarter, ending August 1, 2010, the company expects total revenue in the range of $31.0 million to $31.5 million. GAAP net loss per share is expected to be in the range of $(0.07) to $(0.06) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.02 to $0.03. For Magma’s fiscal 2011, ending May 1, 2011, the company expects total revenue in the range of $130.0 million to $133.0 million. GAAP net loss per share is expected to be in the range of $(0.16) to $(0.14) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.18 to $0.20. A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. A Financial Data Supplement containing additional first quarter and full fiscal year 2011 guidance, as well as detailed financial information intended to provide guidance and further insight into our business is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development expenses, amortization of debt issuance costs and debt discount/premium accretion, charges associated with equity and other investments and related legal expenses, acquisition-related expenses, asset impairment charges, restructuring charges and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses, in-process research and development; (6) operating expenses, sales and marketing; (7) operating expenses, general and administrative; (8) operating expenses, amortization of intangible assets; (9) operating expenses, restructuring charge; (10) other income (expense), net; (11) provision for income taxes and (12) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter and year, along with forward-looking guidance, during a live earnings call today at 2 p.m. PDT, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S.	& Canada: (877) 303-3205

Elsewhere:            (678) 894-3026

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through June 3, 2010. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on June 3 by calling:

U.S. & Canada:    (800) 642-1687, code #73237755

Elsewhere:            (706) 645-9291, code #73237755

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; our ability to generate sufficient operating cash flow or alternatively obtain external financing; customer payment defaults may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations. We rely on a small number of customers for a significant portion of our revenue, and our revenue could decline if customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; we compete against companies that hold a large share of the EDA market and competition is increasing among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs. If we cannot compete successfully, we will not gain market share and our revenue could decline. Other factors may include weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies and keep pace with evolving technology standards; potentially higher-than-anticipated costs of litigation related to patent infringement and other intellectual property claims; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended January 31, 2010. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma’s electronic design automation (EDA) software provides the “Fastest Path to Silicon”(TM) and enables the world’s top chip companies to create high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, digital video, networking and other electronic applications. Magma products are used in IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and “Fastest Path to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	May 2, 2010	May 3, 2009 (as adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$57,518	$32,888
Restricted cash	250	9,215
Short-term investments	16,837	—
Accounts receivable, net	17,401	26,635
Prepaid expenses and other current assets	4,472	5,443

Total current assets	96,478	74,181
Property and equipment, net	5,979	10,443
Intangibles, net	7,487	12,170
Goodwill	7,093	6,666
Long-term investments	—	17,908
Other assets	5,086	5,665

Total assets	$122,123	$127,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,220	$1,212
Accrued expenses	16,347	15,353
Secured credit line	11,162	12,451
Revolving note, current portion	—	12,181
Term debt, current portion	1,688	—
Current portion of other long-term liabilities	1,901	2,679
Deferred revenue	25,528	35,779
Convertible notes	23,206	—

Total current liabilities	82,052	79,655
Convertible subordinated notes, net	28,263	47,600
Term debt	13,312	—
Long-term tax liabilities	1,856	9,729
Other long-term liabilities	922	3,160

Total liabilities	126,405	140,144

Stockholders’ equity:
Common stock	6	5
Additional paid-in capital	417,131	405,342
Accumulated deficit	(383,824)	(380,490)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(4,980)	(5,353)

Total stockholders’ equity (deficit)	(4,282)	(13,111)

Total liabilities and stockholders’ equity	$122,123	$127,033

(1)	Prior periods adjusted for the adoption of ASC 470-20.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	May 2, 2010	May 3, 2009 (as adjusted)(1)	May 2, 2010	May 3, 2009 (as adjusted)(1)
Revenue:
Licenses	$19,018	$17,551	$62,225	$76,474
Bundled licenses and services	7,908	7,766	31,600	33,431
Services	6,683	8,753	29,252	37,052

Total revenue	33,609	34,070	123,077	146,957

Cost of revenue:
Licenses	815	5,185	3,142	19,416
Bundled licenses and services	1,115	2,563	4,282	10,459
Services	3,403	4,026	13,129	18,454

Total cost of revenue	5,333	11,774	20,553	48,329

Gross profit	28,276	22,296	102,524	98,628

Operating expenses:
Research and development	11,881	14,274	47,024	68,751
Sales and marketing	11,493	11,089	41,247	56,024
General and administrative	5,016	5,142	18,214	24,307
Impairment of goodwill	—	—	—	60,089
Amortization of intangible assets	264	335	1,134	2,994
Restructuring charge	1,797	2,049	2,730	10,661

Total operating expenses	30,451	32,889	110,349	222,826

Operating loss	(2,175)	(10,593)	(7,825)	(124,198)

Other income (expense):
Interest income	76	115	256	637
Interest expense	(1,098)	(1,243)	(4,397)	(4,357)
Valuation gain (loss), net	15	169	404	(442)
Other income (expense), net	2,796	(519)	1,486	(118)

Total other income, (expense) net	1,789	(1,478)	(2,251)	(4,280)

Net loss before income taxes	(386)	(12,071)	(10,076)	(128,478)
Provision for (benefit from) income taxes	342	(2,177)	(6,742)	764

Net loss	$(728)	$(9,894)	$(3,334)	$(129,242)

Net loss per share – basic and diluted	$(0.01)	$(0.21)	$(0.07)	$(2.89)

Shares used in calculation:
Basic and diluted	51,561	46,357	49,639	44,698

(1)	Prior periods adjusted for the adoption of ASC 470-20.

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended		Twelve Months Ended
(in thousands)	May 2, 2010	May 3, 2009	May 2, 2010	May 3, 2009
GAAP net loss	$(728)	$(9,894)	$(3,334)	$(129,242)
Cost of license revenue
Amortization of developed technology	611	4,973	2,746	18,680
Cost of bundled license and services revenue
Amortization of developed technology	161	1,738	1,098	6,595
Stock-based compensation	71	54	291	269

	232	1,792	1,389	6,864
Cost of service revenue
Stock-based compensation	287	287	1,279	1,282
Research and development
Stock-based compensation	1,226	1,522	4,596	7,405
Acquisition-related expenses	—	55	20	652

	1,226	1,577	4,616	8,057
Sales and marketing
Stock-based compensation	876	1,165	3,964	5,281
General and administrative
Stock-based compensation	864	1,268	3,745	4,915
Legal expense related to other investments	282	—	282	—

	1,146	1,268	4,027	4,915
Impairment of goodwill	—	—	—	60,089
Amortization of intangible assets	264	335	1,134	2,994
Restructuring charges	1,797	2,049	2,730	10,661
Other income (expense)
Amortization of debt issuance cost, and debt discount/premium accretion	345	655	1,822	2,562
Gain on extinguishment of debt	—	—	(278)	—
Loss (gain) on equity and other investments	(2,976)	(58)	(2,972)	731

	(2,631)	597	(1,428)	3,293
Provision for (benefit from) income taxes	658	(836)	(7,983)	607

Non-GAAP net income (loss)	$3,738	$3,313	$9,140	$(6,519)

Reconciliation of Fourth Quarter and Fiscal Year GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Twelve Months Ended
	May 2, 2010	May 3, 2009	May 2, 2010	May 3, 2009
GAAP net loss	$(0.01)	$(0.21)	$(0.07)	$(2.89)
Cost of license revenue
Amortization of developed technology	0.01	0.11	0.06	0.42

Cost of bundled license and services revenue
Amortization of developed technology	0.00	0.04	0.02	0.14
Stock-based compensation	0.00	0.00	0.01	0.01

	0.00	0.04	0.03	0.15

Cost of service revenue
Stock-based compensation	0.01	0.01	0.03	0.03
Research and development
Stock-based compensation	0.02	0.03	0.09	0.17
Acquisition-related expenses	—	0.00	0.00	0.01

	0.02	0.03	0.09	0.18

Sales and marketing
Stock-based compensation	0.02	0.02	0.08	0.12
General and administrative
Stock-based compensation	0.01	0.03	0.07	0.11
Legal expense related to other investments	0.01	—	0.01	—

	0.02	0.03	0.08	0.11

Impairment of goodwill	—	—	—	1.34
Amortization of intangible assets	0.01	0.01	0.02	0.07
Restructuring charges	0.03	0.04	0.05	0.24
Other income (expense)
Amortization of debt issuance cost, and debt discount/premium accretion	0.01	0.01	0.04	0.06
Gain on extinguishment of debt	—	—	(0.01)	—
Loss (gain) on equity investments	(0.06)	0.00	(0.06)	0.01

	(0.05)	0.01	(0.03)	0.07
Provision for income taxes	0.01	(0.02)	(0.16)	0.01

Non-GAAP net income (loss) per share	$0.07	$0.07	$0.18	$(0.15)

Non-GAAP net income (diluted)	$0.06	$0.07	$0.17	$(0.15)

Basic shares used in calculation	51,561	46,357	49,639	44,698
Diluted shares used in calculation*	69,083	47,014	61,256	44,698

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF MAY 27, 2010

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending August 1, 2010	Year Ending May 1, 2011
GAAP diluted net loss per share	$(0.07) to $(0.06)	$(0.16) to $(0.14)
Amortization of developed technology and intangibles	$0.02	$0.07
Amortization of deferred stock-based compensation	$0.05	$0.21
Equity and other investment related charges	$0.01	$0.03
Other	$0.01	$0.03

Non-GAAP diluted net income per share	$0.02 to $0.03	$0.18 to $0.20

(in millions)	Quarter Ending August 1, 2010	Year Ending May 1, 2011
GAAP net loss	$(4.6) to $(4.3)	$(11.3) to $ (9.8)
Amortization of developed technology and intangibles	$1.3	$5.1
Amortization of deferred stock-based compensation	$3.8	$15.0
Equity and other investment related charges	$0.5	$2.2
Other	$0.5	$2.0

Non-GAAP net income	$1.5 to $1.8	$13.0 to $14.5

Contacts:

Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Corporate Marketing	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com